AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 2, 2005

REGISTRATION STATEMENT NO. 333-120970

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NUMBER TWO

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACTION PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	59-2095427
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(407) 481-8007

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. Burrows, CFO

Action Products International, Inc.

1101 N. Keller Road, Suite E

Orlando, Florida 32810

(407) 481-8007

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

James G. Smith, Esq.

Arthur Zagorsky, Esq.

Tarter Krinsky & Drogin LLP

470 Park Avenue South, 14th Floor

New York, New York 10016

(212) 481-8585

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

This Pre-Effective Amendment Number Two to the Registration Statement on Form S-3 is being made solely to file additional exhibits and to amend Item 16(a) of the Registration Statement reflecting such additional exhibits.

PART II ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Raice Paykin Greenblatt Lesser & Krieg, LLP *

10.1	Warrant Agreement by and between Action Products International, Inc. and Registrar and Transfer Company *

10.2	Warrant Solicitation Agreement by and between Action Products International, Inc. and Brookstreet Securities Corporation *

23.1	Consent of Moore Stephens Lovelace, P.A. *

23.2	Consent of Raice Paykin Greenblatt Lesser & Krieg, LLP (included in Exhibit 5.1)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement, Pre-Effective Amendment Number Two, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on February 1, 2005.

ACTION PRODUCTS INTERNATIONAL, INC.

By:	/s/ RONALD S. KAPLAN
Name:	Ronald S. Kaplan
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, Pre-Effective Amendment Number Two, has been signed below by the following persons in the capacities indicated below on February 1, 2005.

By:	/s/ RONALD S. KAPLAN
Ronald S. Kaplan
President, Chief Executive Officer and Director
(principal executive officer)

By:	/s/ ROBERT L. BURROWS
Robert L. Burrows
Chief Financial Officer (principal financial officer and principal accounting officer)

By:	/s/ WARREN KAPLAN*
Warren Kaplan
Chairperson of the Board

By:	/s/ JUDITH KAPLAN*
Judith Kaplan
Director

By:	/s/ NEIL SWARTZ*
Neil Swartz
Director

By:	/s/ SCOTT RUNKEL*
Scott Runkel
Director

By:	/s/ ANN E. W. STONE*
Ann E. W. Stone
Director

*	Executed by Ronald S. Kaplan pursuant to power of attorney previously filed with the Registration Statement on Form S-3, File Number 333-120970, on December 3, 2004.

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